EXHIBIT 4.2

AMENDMENT
TO
UNIT PURCHASE AGREEMENT
AND
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO UNIT PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is dated effective as of October 15, 2003 by and among 21st Century Holding Company, a Florida corporation (the “Company”), J. Giordano Securities, LLC (the “Placement Agent”), and the holders of the Company’s 6% Senior Subordinated Notes due July 31, 2006 (the “Notes”) as set forth on Schedule A hereto (collectively, the “Investors”).

RECITALS:

A.  The Company and the Investors entered into that certain Unit Purchase Agreement dated July 31, 2003 (the “Unit Purchase Agreement”) pursuant to which the Investors purchased the Notes and, in connection therewith, the Company, the Placement Agent and the Investors also entered into a Registration Rights Agreement of even date therewith (the “Registration Rights Agreement”).

B.  The parties now desire to modify and amend certain rights and obligations of the parties under the Unit Purchase Agreement and the Registration Rights Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the terms and conditions hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Capitalized Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings as set forth in the Unit Purchase Agreement and the Registration Rights Agreement, as applicable.

2.  Amendments to Unit Purchase Agreement.

(a)  Section 7.1 of the Unit Purchase Agreement is hereby amended and restated in its entirety as follows:

“7.1 Required Payments.

(a) Principal. The principal amount of the Notes shall be due and payable in equal quarterly installments commencing on October 31, 2003 with the last installment due on July 31, 2006 (the date due of each quarterly installment is referred to herein as a “Quarterly Payment Date” and the last Quarterly Payment Date on July 31, 2006 is referred to as the “Maturity Date”).  Each principal payment shall be paid in United States dollars or, to the extent legally permitted, in shares of Common Stock (the “Principal Shares”), at the Company’s option; provided, however, that the Company shall make principal payments in Principal Shares only to the extent provided in Section 12 hereof.  If such principal payment is paid in Principal Shares, then the number of Principal Shares to be issued on account of the principal payment shall be equal to (i) the amount of the principal payment due divided by (ii) 95% of the weighted-average volume price for the Common Stock on Nasdaq as reported by Bloomberg Financial Markets (“Bloomberg”) for the 20 consecutive trading days prior to the Quarterly Payment Date (the “Calculation Price”).  In the event the Company elects to pay the principal amount due in Principal Shares, (a) it shall notify the Holder of its election no later than 15 days prior to the commencement of the 20 consecutive trading day period referenced above, (b) it shall issue the applicable Principal Shares on the Quarterly Payment Date, and (c) it shall file a registration statement covering resale of the applicable Principal Shares (the “Registration Statement”) no later than two Business Days following the Quarterly Payment Date.

(b)  Compensatory Payment. If a principal payment is made in Principal Shares and the weighted-average volume price for the Common Stock on Nasdaq as reported by Bloomberg for the three Business Day period ending on (and including) the date of effectiveness (the “Effective Date”) of the applicable Registration Statement (the “Post-Issuance Average Price”) is less than the Calculation Price, then the Company shall pay to each holder of the Notes an amount equal to (i) the difference between the Calculation Price and the Post-Issuance Average Price, multiplied by (ii) the number of Principal Shares issued on the applicable Quarterly Payment Date.  Such amount shall be paid to each holder of the Notes in cash not later than 10 Business Days following the Effective Date of the applicable Registration Statement.”

(b)  Section 9.1 of the Unit Purchase Agreement is hereby amended and restated in its entirety as follows:

“9.1  Required Payments.

(a)  Interest.  The principal amount of the Notes outstanding shall bear interest at the rate of 6% per annum beginning on the date of issuance.  Interest shall be payable quarterly beginning on October 31, 2003.  Each interest payment shall be paid in United States dollars or, to the extent legally permitted, in shares of Common Stock (the “Interest Shares”), at the Company’s option; provided, however, that the Company shall make interest payments in Interest Shares only to the extent provided in Section 12 hereof.  If such interest payment is paid in Interest Shares, then the number of Interest Shares to be issued on account of the interest payment shall be equal to (i) the amount of the interest payment due divided by (ii) the Calculation Price.  In the event the Company elects to pay the interest amount due in Interest Shares, (a) it shall notify the Holder of its election no later than 15 days prior to the commencement of the 20 consecutive trading day period referenced in Section 7.1 above, (b) it shall issue the applicable Interest Shares on the Quarterly Payment Date, and (c) it shall file the Registration Statement covering resale of the applicable Interest Shares no later than two Business Days following the Quarterly Payment Date.

(b)  Compensatory Payment. If an interest payment is made in Interest Shares and the Post-Issuance Average Price of the applicable Interest Shares is less than the Calculation Price, then the Company shall pay to each holder of the Notes an amount equal to (i) the difference between the Calculation Price and the Post-Issuance Average Price, multiplied by (ii) the number of Interest Shares issued on the applicable Quarterly Payment Date.  Such amount shall be paid to each holder of the Notes in cash not later than 10 Business Days following the Effective Date of the applicable Registration Statement.”

3.  Amendments to Registration Rights Agreement.

(a)  Section 4(a) of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

“(a) The parties acknowledge that as of the date of this Amendment, the Company has filed a Registration Statement on Form S-3 covering the resale of the Warrants and the Warrant Shares and a Registration Statement on Form S-1 relating to the Principal Shares and Interest Shares.  The parties agree that on or before the date specified in clause (c) of Sections 7.1 and 9.1 of the Unit Purchase Agreement, as amended, the Company will file an amendment to its Registration Statement on Form S-1 to cover the resale of the Principal Shares and Interest Shares to be issued by the Company in payment of the October 31, 2003 quarterly payment due on the Notes, and that thereafter, the Company shall file in subsequent quarters such additional registration statements (individually, a “Registration Statement,” and collectively, the “Registration Statements”) as provided in Sections 7.1 and 9.1 of the Unit Purchase Agreement.  No later than five Trading Days prior to the anticipated effective date of each such Registration Statement, the Company shall provide copies of same to the Holders or their counsel, and shall provide the Holders with copies of any comment letters received from the Commission with respect thereto within five Trading Days of receipt thereof.

“The Company shall use diligent best efforts to cause each Registration Statement to become effective within 60 days from the date of filing thereof.  Each such Registration Statement shall include all of the Registrable Securities then issued and not covered by a previously filed Registration Statement, to the extent permitted by the rules and interpretations of the Commission as then in effect, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission.  The Company will notify the Holders and its transfer agent of the effectiveness of a Registration Statement within five Trading Days of such event.”

(b)  Section 4(c) of the Registration Rights Agreement shall be amended by deleting the third sentence thereof.

4.  Governing Law.  This Amendment shall be interpreted in accordance with the laws of the State of Florida.

5.  Effect of Amendment.  Except as expressly set forth herein, the Unit Purchase Agreement and Registration Rights Agreement shall remain unmodified and in full force and effect pursuant to their respective terms and conditions.

6.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

The parties have caused this Amendment to be executed and delivered on behalf of each such party, effective as of the date set forth above.

COMPANY:

21st CENTURY HOLDING COMPANY, a Florida corporation

By:	//s// Edward J. Lawson
Name: Edward J. Lawson
Title: Chairman

PLACEMENT AGENT:

J. GIORDANO SECURITIES, LLC, a _____________ limited liability company*

By:	//s// James Giordano
Name:James Giordano
Title: President

*Only as to Registration Rights Agreement
INVESTOR:

Pandora Select Partners, LP
(Printed Name of Investor)

By:	//s// Andrew Redleaf
Name:Andrew Redleaf
Title: Managing Member

INVESTOR:
Whitebox Hedged High Yield Partners, LP
(Printed Name of Investor)

By:	//s// Andrew Redleaf
Name: Andrew Redleaf
Title:Managing Member

INVESTOR:
Whitebox Convertible Arbitrage Partners, LP
(Printed Name of Investor)

By:	//s// Andrew Redleaf
Name: Andrew Redleaf
Title:Managing Member

INVESTOR:
SilverCreek Limited Partnership
(Printed Name of Investor)

By:	//s// Bryn Joynt
Name: Bryn Joynt
Title:VP of Manager

INVESTOR:
Newport Alternative Income Fund
(Printed Name of Investor)

By:	//s// Bryn Joynt
Name: Bryn Joynt
Title:VP of Manager

INVESTOR:
SilverCreek II Limited
(Printed Name of Investor)

By:	//s// Bryn Joynt
Name: Bryn Joynt
Title:VP of Manager

INVESTOR:
Coastal Convertibles LTD
(Printed Name of Investor)

By:	//s// J. Lurie
Name: J. Lurie
Title:Director / Member

INVESTOR:
Coastal Convertibles LTD
(Printed Name of Investor)

By:	//s// Richard Cayne
Name: Richard Cayne
Title:Director / Member

INVESTOR:
OTAPE Investments LLC
(Printed Name of Investor)

By:	//s// Richard Cayne
Name: Richard Cayne
Title:General Counsel

INVESTOR:
Omicron Master Trust
(Printed Name of Investor)

By:	//s// Bruce Bernstein
Name: Bruce Bernstein
Title:Managing Member

Schedule A

Manager	Purchaser (LEGAL NAME TO BE PUT NOTE)	Number of Units

Whitebox Advisors	Pandora Select Partners, LP Whitebox Hedged High Yield Partners, LP Whitebox Convertible Arbitrage Partners, LP	1,000 2,000 2,000
SilverCreek	SilverCreek Limited Partnership Newport Alternative Income Fund SilverCreek II Limited	620 100 280
Tradewinds	Coastal Convertibles LTD	750
OTA	OTAPE Investments LLC	250
Omicron	Omicron Master Trust	500

A-1